As filed with the Securities and Exchange Commission on November 27, 1996.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


   Incorporated              PROVIDENT BANCORP, INC.            I.R.S. Employer
  Under the Laws             One East Fourth Street           Identification No.
   of Ohio                   CINCINNATI, OHIO  45202               31-0982792


                           1996 NON-EXECUTIVE OFFICER
                                STOCK OPTION PLAN


                               Mark E. Magee, Esq.
                             Provident Bancorp, Inc.
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-2861
                         (Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE


                                    Proposed       Proposed
                                     Maximum        Maximum
    Title of          Amount        Offering       Aggregate         Amount of
   Securities          To Be          Price        Offering        Registration
To Be Registered    Registered      Per Share        Price              Fee
----------------    ----------      ---------      ---------       -------------

  Common Stock,       300,000      $48.9375(2)  $14,681,250.00(2)    $4,449(3)
  No par value       Shares(1)


(1) This Registration Statement is filed for up to 300,000 shares issuable upon the exercise of options granted pursuant to the 1996 Non-Executive Officer Stock Option Plan.

(2)      Estimated solely for purposes of calculating registration fees.

(3) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock quoted on the Nasdaq Stock Market on November 25, 1996 of $48.9375 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Provident Bancorp, Inc.(the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:


     1. The Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1995.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996.

     3. The Company's Current Reports on Form 8-K dated September 19, 1996, September 26, 1996 and October 3, 1996.

     4. The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed on September 10, 1980 under the Securities Exchange Act of 1934.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Attorneys of Keating, Muething & Klekamp own 86,805 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

         Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnifica tion shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Regis trant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the sharehold ers or by the court. The Registrant's Code of Regulations extends such indemnification.


Item 7.  Exemption from Registration Claimed

         Not Applicable.


Item 8.  Exhibits*


     Exhibit 4     Provident Bancorp 1996 Non-Executive Officer Stock Option
                   Plan

     Exhibit 5     Opinion of Keating, Muething & Klekamp, P.L.L.

     Exhibit 23.1  Consent of Ernst & Young, L.L.P.

     Exhibit 23.2  Consent of Keating, Muething & Klekamp,  P.L.L. (contained in
                   Exhibit 5)

     Exhibit 24    Power of Attorney (contained in the signature page)


Item 9.   Undertakings

         9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:(i) to include any prospectus required by Section 10(a)(3) of the Securities Act

--------
         *All Exhibits filed herewith.

of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individu ally or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwith standing the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registra tion Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         9.2 The undersigned Registration hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         9.3 The undersigned Registration hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         9.4 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincin nati, Ohio, on November 26,1996.

                                      PROVIDENT BANCORP, INC.



                                      By: /s/Allen L. Davis
                                          ----------------------------
                                            Allen L. Davis
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Allen L. Davis or Philip R. Myers or John R. Farrenkopf as attorney-in-fact to sign on his behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.


Signature                        Capacity                     Date
---------                        --------                     ----


*/s/Allen L. Davis
----------------------           Chief Executive              November 26, 1996
Allen L. Davis                   Officer and Director
                                 (Principal Executive
                                 Officer)

*/s/John R. Farrenkopf           Vice President and           November 26, 1996
----------------------           Chief Financial
John R. Farrenkopf               Officer (Principal
                                 Financial Officer
                                 and Principal Ac
                                 counting Officer)

*/s/Jack M. Cook                 Director                     November 26, 1996
----------------------
Jack M. Cook


*/s/Thomas D.Grote,Jr.           Director                     November 26, 1996
----------------------
Thomas D. Grote, Jr.


*/s/Philip R. Myers              Senior Vice President        November 26, 1996
-----------------------          and Director
Philip R. Myers

*/s/Joseph A. Pedoto              Director                    November 26, 1996
------------------------
Joseph A. Pedoto

*/s/Sidney A. Peerless             Director                   November 26, 1996
-----------------------
Sidney A. Peerless

*/s/Joseph A. Steger               Director                   November 26, 1996
------------------------
Joseph A. Steger